Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Yuanbao Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A ordinary shares, par value US$0.0001 per share	Rule 457(h)	24,348,175	(3)	US$0.22	(3)	US$5,356,598.50	US$153.1 per US$1,000,000	US$820.10
Equity	Class A ordinary shares, par value US$0.0001 per share	Rule 457(c) and Rule 457(h)	13,149,803	(4)	US$3.61	(4)	US$47,470,788.83	US$153.1 per US$1,000,000	US$7,267.78

Total Offering Amounts							US$52,827,387.33		US$8,087.88
Total Fee Offsets									—
Net Fee Due									US$8,087.88

(1)	These shares may be represented by the Registrant’s American Depositary Shares, or ADSs, each representing six Class A ordinary shares. The Registrant’s ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6, as amended (File No. 333-283431).

(2)	Represents Class A ordinary shares issuable upon vesting or exercise of awards granted under the Registrant’s 2020 Share Incentive Plan (the “2020 Plan”) and 2024 Equity Incentive Plan (the “2024 Plan” and together with the 2020 Plan, the “Plans”)). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Plans. Any Class A ordinary shares covered by an award granted under the Plans (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A ordinary shares that may be issued under the Plans.

(3)	The amounts to be registered represent Class A ordinary shares issuable upon exercise of outstanding options granted under the 2020 Plan, and the corresponding proposed maximum offering price per share represents weighted average exercise price of these outstanding options, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) under the Securities Act.

(4)	These Class A ordinary shares are reserved for future award grants under the Plans. The initial maximum number of Shares which may be issuable pursuant to the 2024 Plan and other applicable share incentive schemes of the Company is 35,522,337 Shares, provided, however, that the maximum number of Shares pursuant to the 2024 Plan and other applicable share incentive schemes of the Company shall be 35,522,337 Shares plus an annual increase on the first day of each year during the term of the 2024 Plan commencing with the year beginning January 1, 2025, by an amount equal to the lesser of (i) an automatically increased additional one and a half percent (1.5%) of the then total issued and outstanding Shares plus the Shares issuable pursuant to share incentive schemes of the Company on the last day of the immediately preceding year (i.e., December 31 of each calendar year), and such increase shall only occur once a fiscal year, and (ii) such number of Shares as may be determined by the Committee, if and whenever the unallocated Shares which may be issuable pursuant to Awards under the Plan account for less than three percent (3.0%) of the then total issued and outstanding Shares plus the Shares issuable pursuant to share incentive schemes of the Company as of the first day of each fiscal year (i.e., January 1 of each calendar year). Notwithstanding anything to the contrary above, the Board may, at its full discretion, at any time during the year, increase the number of unallocated Shares under this plan and other applicable share incentive schemes at that time by any amount as deemed necessary and reasonable by the Board. Additional Class A ordinary shares are being registered on this registration statement to cover the additional Class A ordinary shares that may be issued under the 2024 Plan and other applicable share incentive schemes pursuant to such annual increases. To the extent that the actual number of shares that may be offered pursuant to the 2024 Plan and other applicable share incentive schemes exceeds the number of shares registered on this registration statement, the Registrant will file a new registration statement to register the additional shares. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on the average of the high and low prices for the Registrant’s ADSs as quoted on the Nasdaq Global Market on July 3, 2025, adjusted for ADS to Class A ordinary share ratio.